SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the
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☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
MATRIXX INITIATIVES, INC.
(Name of Registrant as Specified in Its Charter)
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MATRIXX INITIATIVES, INC.
4742 N. 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888

NOTICE AND PROXY STATEMENT
For Annual Meeting of Stockholders
To Be Held on May 11, 2006

To the Holders of Our Common Stock:
     The annual meeting of stockholders of Matrixx Initiatives, Inc. will be held at the Ritz Carlton, Phoenix, Arizona, on May 11, 2006 at 10:00 a.m. (local time) for the following purposes:
1.	To elect four directors to our board of directors to serve for a one-year or three-year term, or until their successors are elected;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of Matrixx Initiatives, Inc. for the fiscal year ending December 31, 2006; and

3.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.
     We cordially invite you to attend the annual meeting of stockholders. The board of directors has fixed the close of business on March 22, 2006 as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting or any adjournment thereof. You can vote your shares of our common stock at the annual meeting only if you are present at the annual meeting in person or by valid proxy. Admission to the annual meeting is limited to our stockholders and their proxies. If you hold your shares in “street” form through a broker or similar market intermediary rather than in your own name, you will be admitted to the annual meeting if you present a written affidavit or statement from the brokerage institution that is the registered holder of your shares showing that you were the beneficial owner of your shares as of the March 22, 2006 record date.
     Your vote is important to us. Even if you plan to attend the annual meeting, please complete and sign the enclosed proxy card and mail it to us promptly in the return envelope. A copy of our 2005 Annual Report to Stockholders, which includes our 2005 financial statements, was first mailed with this Notice and Proxy Statement on or about April 7, 2006 to all stockholders of record as of the record date.
     Your attention is directed to the attached Proxy Statement.

By order of the board of directors,

Lynn A. Romero,
Vice President of Administration, Secretary
Phoenix, Arizona
April 7, 2006

MATRIXX INITIATIVES, INC.
4742 North 24th Street, Suite 455
Phoenix, Arizona 85016
(602) 385-8888
PROXY STATEMENT
     This Proxy Statement relates to the 2006 annual meeting of stockholders (the “Annual Meeting”) of Matrixx Initiatives, Inc. (“Matrixx” or the “Company”) to be held at 10:00 a.m. (local time) on May 11, 2006 at the Ritz Carlton, 2401 East Camelback Rd., Phoenix, Arizona, or at such other time and place to which the Annual Meeting may be adjourned. The enclosed proxy is solicited by the board of directors of Matrixx for use at the Annual Meeting. The proxy materials relating to the Annual Meeting were first mailed on or about April 7, 2006 to record holders of our common stock entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.
     You should review the information contained in this Proxy Statement in conjunction with the financial statements, notes to financial statements, independent auditors’ reports and other information included in our 2005 Annual Report to Stockholders that was mailed to our stockholders with this Proxy Statement.
ABOUT THE ANNUAL MEETING
What is the purpose of the Annual Meeting?
     At the Annual Meeting, you will be asked to consider and act upon the following matters:
•	the election of four directors to our board of directors to serve for one-year or three-year terms, or until their successors are elected; and

•	To ratify the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of Matrixx Initiatives, Inc, for the fiscal year ending December 31, 2006

•	certain other matters that may properly come before the Annual Meeting or any adjournment thereof.
Who is entitled to vote at the Annual Meeting?
     Stockholders of record at the close of business on March 22, 2006 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 9,816,482 shares of our common stock issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote per share of common stock held by such stockholder on each matter of business to be considered at the Annual Meeting.
What constitutes a quorum at the Annual Meeting?
     A majority of our issued and outstanding shares of common stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the Annual Meeting. If a quorum is present for any proposal, we will be permitted to conduct all of the business of the Annual Meeting. Proxies that we receive but are marked as abstentions (or “vote withheld”) will be included in our calculation of the number of shares considered to be present at the Annual Meeting.
Under what process may I vote?
     You can vote on matters to come before the Annual Meeting in four ways:
•	you can attend the Annual Meeting and cast your vote in person; or

•	you can vote by completing, dating and signing the enclosed proxy card and returning it to us. If you do this, you will authorize the individuals named on the proxy card (referred to as the proxyholders)

to vote your shares according to your instructions or, if you provide no instructions, according to the recommendations of our board of directors; or

•	you can phone in your proxy by calling the telephone number on your proxy card or voter instruction form; or

•	you can vote via the internet by going to http://www.proxyvote.com and entering the control number specified on your proxy card or voter instruction form.
Votes submitted via telephone or the internet must be received by 11:59 p.m. (Eastern Daylight Time) on May 10, 2006. Submitting your vote via telephone or the internet will not affect your right to vote in person at the Annual Meeting should you decide to attend the Annual Meeting. If you hold your shares through a broker or other custodian, please review the voting form used by that firm to see if it offers telephonic or internet voting. Applicable laws authorize the use of telephonic transmission and electronic transmission, such as transmission over the internet, to grant a proxy.
What are the board’s recommendations?
     A description of each item to be voted on at the Annual Meeting, including the board’s recommendations as to voting on such items, is set forth elsewhere in this Proxy Statement. In summary, the board recommends a vote FOR the election of the director nominees included in this Proxy Statement as described under Proposal No. 1 and a vote FOR the ratification of the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of Matrixx, as described under Proposal No. 2. If any other matter is properly brought before the Annual Meeting for a vote, the proxyholders will vote as recommended by the board of directors or, if no recommendation is given, in the proxyholders’ own discretion.
What if I vote and then change my mind?
     If you sign and mail us the enclosed proxy card and then wish to change your vote, you may revoke your proxy at any time before it is exercised by:
•	attending the Annual Meeting and voting in person; or

•	completing, signing and delivering to us a new proxy card bearing a later date; or

•	sending written notice of revocation of your proxy to our Secretary at Matrixx Initiatives, Inc., 4742 North 24th Street, Suite 455, Phoenix, Arizona 85016.
What vote is required to approve each proposal?
     For the election of directors, the nominees who receive the highest number of votes will be elected as directors.
     Stockholder ratification of the appointment of Mayer Hoffman McCann P.C. is not required by our Bylaws or applicable law. However, our Board of Directors determined to submit such appointment to our stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.
     Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Abstentions are counted as voted and broker non-votes are counted as unvoted for determining the approval of each matter submitted to the stockholders for a vote. A broker non-vote occurs where a stockholder’s shares are held in “street” form through a broker or similar market intermediary rather than in the stockholder’s own name. In this situation, the broker may vote the shares on some “routine” matters, including the election of directors and the ratification of the Company’s independent auditors, but will be unable to vote the shares on “non-routine” matters if it does not have the authority from the beneficial stockholder to do so.

Are proxies being solicited?
     We are soliciting proxies for the Annual Meeting. We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others who forward proxy materials to beneficial owners of our stock. Our solicitation will be by mail, telephone, or electronic means, except for any incidental personal solicitation made by our directors, officers and employees, who will receive no additional compensation for such solicitations. We also have made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. We will reimburse these record holders for their reasonable out-of-pocket expenses in this effort.
     The extent to which our proxy soliciting efforts will be necessary depends upon how promptly proxies are submitted to us. In this regard, you should send your completed and signed proxy card without delay.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
General
     The board of directors is divided into three classes and, generally, one class is elected each year for a three-year term. At the Annual Meeting, we will seek the election of four individuals, John M. Clayton, Samuel C. Cowley, Edward E. Faber, and L. White Matthews, III, as directors. Mr. Clayton is nominated for a one-year term, to hold office until the 2007 annual meeting of stockholders or until his successor is elected. Mr. Cowley, Mr. Faber, and Mr. Matthews are nominated for a three-year term, to hold office until the 2009 annual meeting of stockholders or until their successors are elected and qualified. All nominees are presently members of our board of directors. The nominees have consented to be named in this Proxy Statement and to serve on the board of directors if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election. If that should occur, however, the proxy holders named in the proxy intend to vote in his or her stead for the election of such person as our board of directors may recommend. Cumulative voting is not permitted for the election of directors.
     For information regarding the nominees proposed for election at the Annual Meeting, see “Information Concerning Directors” in the following section.
Vote Required
     The nominees who receive the highest number of votes cast at the Annual Meeting or any adjournment thereof will be elected to the board of directors.
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF JOHN M. CLAYTON, SAMUEL C. COWLEY, EDWARD E. FABER, AND L. WHITE MATTHEWS, III.
INFORMATION CONCERNING DIRECTORS
Biographical Information
     The following sets forth certain biographical information with respect to the nominees for election as directors at the Annual Meeting and our continuing directors.
Nominees for Director with Terms Expiring in 2007 OR 2009

Name	Age	Position With Company and Tenure
John M. Clayton, Ph.D.	60	Term expires in 2007, Director since October 2005

Samuel C. Cowley	46	Term expires in 2009, Director since July 2005

Edward E. Faber	73	Term expires in 2009*, Director since 2000, Chairman of the board of directors since 2001

L White Matthews, III	60	Term expires in 2009, Director since 2003

*Consistent with the Company’s Corporate Governance Principles, Mr. Faber has advised the Company that he will resign from the Board immediately before the 2008 annual meeting of stockholders, at which time he will be 75 years old.

     John M. Clayton, Ph.D. was elected to the board of directors in October 2005. Retired from active management, Mr. Clayton recently served as the Senior Vice President of Scientific and Regulatory Affairs for Schering-Plough HealthCare Products, a position he was appointed to in September 1984. In that position, Mr. Clayton was responsible for research and development of drugs and devices as well as regulatory affairs, clinical research, and prescription-to-over-the-counter drug switch programs. Prior to joining Schering-Plough in April 1974, Mr. Clayton held several research and teaching positions, which include serving as Associate Professor at the University of Tennessee as well as a Research Biologist at the Food and Drug Administration’s National Center for Toxicological Research. Mr. Clayton received a Ph.D. in Pharmaceutical Sciences from the University of Tennessee Health Sciences Center and a Bachelors of Science in Science-Pharmacy from Tennessee Technological University.
     Samuel C. Cowley was elected to the board of directors in July 2005. Mr. Cowley currently serves as Executive Vice President and General Counsel for Swift Transportation Co., Inc. and is a member of Swift’s board of directors. Prior to joining Swift in March 2005, Mr. Cowley was a practicing attorney in the law firm of Snell & Wilmer L.L.P., Phoenix, Arizona since March 1990. Mr. Cowley’s practice was concentrated in mergers and acquisitions, securities regulation, including Sarbanes-Oxley Act compliance, and corporate finance. Previously he was associated with Reid & Priest, New York, New York. Mr. Cowley is a graduate of Cornell Law School, Ithaca, New York and of Brigham Young University, Provo, Utah with a Bachelors of Arts in Economics. Mr. Cowley is admitted to practice law in the States of Arizona and New York.
     Edward E. Faber was elected to the board of directors in September 2000 and was named Chairman of the board in April 2001. Retired from active management, Mr. Faber currently serves on the board of Pomeroy IT Solutions, Inc., a Nasdaq-listed computer and information technology services provider. From 1991 to 1992, Mr. Faber was President and Chief Executive Officer of SuperCuts, Inc., where he was responsible for organizing and executing a successful initial public stock offering for the company. Mr. Faber has over 30 years of experience building and managing high-technology growth companies. In 1976, he was the founding President of Computerland Corporation, where he led the development of the largest computer retailing company in the world. He retired from the company in 1983 but returned in 1985 to serve as Chairman and Chief Executive Officer until the company was sold in 1987. Mr. Faber continued to serve as Vice Chairman of the board of Computerland until 1990. Mr. Faber also previously served as Chairman and Chief Executive Officer of Dataphaz, Computerland’s largest franchise operator. Mr. Faber graduated from Cornell University with a Bachelors of Science in Industrial Labor Relations and served as an officer in the United States Marine Corps.
     L. White Matthews, III was elected to the board of directors in March 2003. Retired from active management, Mr. Matthews currently serves as a director and audit committee member of Imation Corp., an NYSE-listed data storage provider, a director of Mercantile Funds, Inc., a family of mutual funds, and a director of Ceridian Corp., an NYSE-listed information services company. Mr. Matthews brings extensive experience in the accounting, financial and audit fields of corporate management from having served as Chief Financial Officer of two large public corporations. From 1999 until 2001, Mr. Matthews served as Executive Vice President, Chief Financial Officer and member of the board of directors for Ecolab, Inc., an NYSE-listed developer and marketer of cleaning and sanitizing products and services. From 1977 to 1998, he served in various capacities with Union Pacific Corporation, including Executive Vice President-Finance and Chief Financial Officer from 1988 to 1998 and as a member of the board of directors from 1994 to 1998. Mr. Matthews also served as a director and member of the compensation committee and as Chairman of the audit committee of Lexent, Inc., a Nasdaq-listed infrastructure services company, from 1998 to January 2003. Mr. Matthews earned a Masters of Business Administration in Finance and General Business from the University of Virginia’s Darden School of Business Administration and a Bachelors of Science in Economics from Hampden-Sydney College.

Continuing Directors with Terms Expiring in 2007

Name	Age	Position With Company and Tenure
Edward J. Walsh	74	Director since 2000

Michael A. Zeher	58	Director since 2000
Edward J. Walsh was elected to the board of directors in September 2000. Mr. Walsh is currently the President of the Sparta Group Ltd., a business consulting firm located in Arizona, and has served in that role since 1988. Mr. Walsh also serves or has served on a number of corporate boards, including Nortrust Holding Corporation, the holding company for Northern Trust Bank, Arizona and Northern Trust Bank, Colorado. Mr. Walsh brings extensive experience in the consumer products market. He was employed for 27 years by the Dial Corporation and its predecessor, Armour Dial Corporation, serving as its President and Chief Executive Officer from 1983 to 1987. He also served as President and Chief Executive Officer of Armour International from 1977 to 1983. Mr. Walsh holds a Masters of Business Administration degree from New York University and is a graduate of Iona College. Consistent with the Company’s Corporate Governance Principles, Mr. Walsh will not be eligible to stand for re-election at the 2007 annual meeting of stockholders because he will be 75 years old at that time.
     Michael A. Zeher was elected to the board of directors in September 2000. Presently, Mr. Zeher serves as the President and CEO of Nutritional Laboratories, International, a privately-held contract manufacturer, servicing the dietary supplement industry. He has held that office since February, 2006. From July 2003 until March 2005, Mr. Zeher was President and Chief Operating Officer of Pharmaceutical Formulations, Inc., a manufacturer of over 100 different types of solid-dose over-the-counter pharmaceutical products. From 1994 through February 2002, Mr. Zeher served as President and Chief Executive Officer of Lander Company, Inc., a manufacturer and marketer of health and beauty care products. In that capacity, he was responsible for the company’s worldwide operations and custom health care and international divisions. Mr. Zeher previously served as Vice President, Business Development for Johnson & Johnson, where he was responsible for the North American Consumer Sector business. Prior to taking that office, he held various sales and marketing positions with Johnson & Johnson. Mr. Zeher holds a Bachelors of Science in Business Administration from Old Dominion University.
Continuing Directors with Terms Expiring in 2008

Lori H. Bush	49	Director since 2004

William C. Egan	60	Director since 2001

Carl J. Johnson	56	President and Chief Executive Officer; Director since 2001
     Lori H. Bush was elected to the board of directors in October 2004. Ms. Bush currently serves as President of Nu Skin, a division of Nu Skin Enterprises, an NYSE-listed direct selling company that markets premium quality personal care and nutrition products through a global network of over 750,000 sales representatives. She has held this office since May 2001, prior to which she served as Vice President of Marketing since February 2000. In 2003, Ms. Bush was appointed to the Executive Committee of Nu Skin Enterprises. Prior to joining Nu Skin, she worked at Johnson & Johnson Consumer Products Companies as the worldwide executive director over skin care ventures from May 1998 to February 2000. She also served as vice president of professional marketing at Neutrogena Corporation. Ms. Bush earned a Masters of Business Administration from Temple University and a Bachelors of Science from Ohio State University
     William C. Egan was elected to the board of directors in August 2001. He currently serves as the Managing Partner of Huckleberry Partners, LLC, a real estate investment firm. He has held this office since October 2005. He also currently serves as a director of US Dermatologics, a manufacturer of first aid products, an Advisory Board Member of the J. L. Kellogg Graduate School of Management, and a Trustee of the Westminster School. From 1999 to 2001,

Mr. Egan served as Chairman of the board of directors of the Cosmetic, Toiletry and Fragrance Association. In 2001, Mr. Egan retired from Johnson & Johnson after 25 years of active management. From 1995 to 2001, Mr. Egan was a member of Johnson & Johnson’s Consumer Products Operating Committee where he held a number of important global positions, including Group Franchise Chairman, Worldwide Consumer and Personal Care Products. Additional positions with Johnson & Johnson included President of Baby Products, Chairman of Windsor Minerals, Inc. and Group Product Director, Tylenol Products. Mr. Egan also served as President of Arm & Hammer Consumer Products, a division of Church & Dwight Co., Inc. Mr. Egan graduated from Trinity College and received a Masters of Business Administration from the Northwestern University, J. L. Kellogg Graduate School of Management.
     Carl J. Johnson joined Matrixx Initiatives, Inc. in July 2001 as President and Chief Executive Officer and as a member of the board of directors. Mr. Johnson has over thirty years of professional experience in the product development, marketing, and sales arenas with several large pharmaceutical and consumer goods companies. From 1993 to 2001, Mr. Johnson was Vice President, Commercial Development with Perrigo Company, a public company and leading manufacturer of OTC pharmaceutical and nutritional products for the store brand market. In that capacity he was responsible for the procurement of new products and technologies and contract manufacturing services with emphasis on Abbreviated New Drug Applications (ANDA) products. Mr. Johnson also worked at Johnson & Johnson from 1973 to 1989, where he held a number of high level marketing and sales positions, including responsibility for the national launch of the Acuvue® disposable contact lens product. Mr. Johnson provided marketing leadership for a special team tasked to re-engineer Johnson & Johnson’s Consumer Sector sales, administrative and operational functions. He also held the position of Director of Marketing for Johnson & Johnson Baby Products Company. Prior to joining Johnson & Johnson he was an Account Executive at Compton Advertising servicing Procter & Gamble business. Mr. Johnson earned a Masters of Business Administration – Marketing from the Fairleigh Dickinson University and a Bachelors of Science in Economics from Wagner College.
Meetings of the Board
     During the fiscal year ended December 31, 2005, the board of directors held seven meetings, either in person (including teleconference) or by written consent resolution. All directors attended or participated in at least 75% of the meetings of the board of directors and their respective committee meetings.
Committees of the Board
     The board of directors has three standing committees: the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.
Audit Committee
     The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, is responsible for reviewing the accounting principles, policies, and practices followed by the Company in accounting for and reporting its financial results of operations, at least quarterly, and for selecting and meeting with the Company’s independent accountants. The Committee meets from time to time with members of the Company’s accounting staff and also, among other things, reviews the financial and risk management policies followed by the Company in conducting its business activities; the Company’s annual financial statements; the Company’s internal disclosure controls and procedures and system of internal controls regarding finance, accounting, legal compliance and ethics; and the performance and compensation of the Company’s independent accountants. The Audit Committee operates under a written Audit Committee Charter adopted by the board. A current copy of the Audit Committee charter is available on the Company’s website (www.matrixxinc.com). The Audit Committee consists of Mr. L. White Matthews, III (Chairman), Mr. Samuel Cowley, Mr. Edward Faber, Mr. Edward Walsh and Mr. Michael Zeher. The committee met nine times in 2005. The board has determined that each of the members of the Audit Committee has met the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards and the Securities and Exchange Commission (“SEC”). Mr. Matthews serves as the Audit Committee financial expert, as defined by SEC regulations and is considered independent under the NASD listing standards. The report of the Audit Committee is set forth below under the heading “Audit Committee Report.”
Compensation Committee
     The Compensation Committee is responsible for reviewing the performance of the Company’s executive management in achieving corporate goals and objectives, for seeking to ensure that executive management members are compensated appropriately in a manner consistent with the Company’s business strategies, competitive practices, and the requirements of applicable regulatory authorities, and for administering all of the Company’s stock option plans. The Committee operates under a written Compensation Committee Charter adopted by the board and available on the Company’s website (www.matrixxinc.com). The Compensation Committee consists of Mr. Michael Zeher (Chairman), Ms. Lori Bush, Mr. John Clayton, Mr. William Egan, Mr. L. White Matthews, III, and Mr. Edward Walsh. The committee met five times in 2005. The report of the Compensation Committee is set forth below under the heading “Report of the Compensation Committee.”
Corporate Governance and Nominating Committee
     The Corporate Governance and Nominating Committee is responsible for identifying qualified individuals to become members of the board, recommending board nominees for each of the board’s committees, recommending to the board corporate governance principals and practices, and leading the board in an annual review of its performance. The Committee operates under a written Corporate Governance and Nominating Committee Charter adopted by the board and available on the Company’s website (www.matrixxinc.com). The Corporate Governance and Nominating Committee consists of Mr. William Egan (Chairman), Ms. Lori Bush, Mr. John Clayton, Mr. Samuel Cowley, and Mr. Edward Faber. The committee met five times in 2005. The board has determined that each of the members of the Corporate Governance and Nominating Committee has met the independence requirements of the NASD and SEC.
     The Corporate Governance and Nominating Committee will consider director nominee recommendations by stockholders, provided the names of such nominees, accompanied by relevant biographical and other information, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder nominations below under the heading “Proposals by Stockholders.” To be considered by the Committee, each nominee, whether submitted by a stockholder or this committee, must have a strong professional or other background with a reputation for integrity and responsibility. Each nominee must have experience relevant to the Company’s business in such areas (among others) as medicine, science, product research and development, finance and accounting, or product marketing. The nominee must be able to commit sufficient time to appropriately prepare for, attend, and participate in all board and applicable board committee meetings, as well as the annual meeting of stockholders, and must not have any conflicts of interest with the Company. The Corporate Governance and Nominating Committee also requires a certain number of director nominees to be independent as defined under the NASD listing standards and SEC regulations, and that at least one member of the Audit Committee be a financial expert. The Committee will seek recommendations from outside legal, accounting, and other advisors in order to locate qualified nominees. All nominees, whether submitted by a stockholder or the Committee, will be evaluated in the same manner by the Committee, based upon their qualifications, experience, interpersonal, and other relevant skills. Mr. John Clayton and Mr. Samuel Cowley, who are seeking election by the stockholders for the first time at the 2006 Annual Meeting, were originally proposed for consideration as members of the board by the Chairman of the Corporate Governance and Nominating Committee.
Director Compensation
     Non-employee directors receive a fee of $5,000 per quarter for service on the board and the Chairman of the board receives $7,500 per quarter. In addition, the Audit Committee Chairman receives $2,000 per quarter, a committee chairman (other than Audit) receives $1,250 per quarter and a committee member receives $1,000 per quarter per committee assignment. Compensation is paid on a quarterly basis.
     In addition, each board member is granted 3,500 shares of restricted stock annually. The exercise price for each such grant of options and restricted stock is set as the closing price of the Company’s common stock on the date of grant.
     In June 2002, as part of the Company’s 2001 Long-Term Incentive Plan, a Restricted Stock Program was offered to our board of directors (the “Program”). A director who participates in the Program, may elect to receive, in lieu of cash, all or any portion of the fees payable by Matrixx to the director for service on the board of directors or any committee in the form of shares of our common stock. Conditions to participation include a three year restriction on the sale or disposition of any shares received under the Program. The purchase price for the shares is equal to 80% of the closing price of our common stock on the Nasdaq National Market on the designated day of purchase. During 2005 none of the directors participated in the program.

Stockholder Communications with the Board
     Stockholders and other parties interested in communicating with the Board of Directors may do so by writing to Board of Directors, Matrixx Initiatives, Inc., 4742 N. 24th Street, Suite 455, Phoenix, Arizona 85016.
Board Attendance at Annual Meeting
     Board members are expected to attend the annual meeting of stockholders meetings, circumstances permitting. All of the directors attended the 2005 annual meeting except Mr. Faber, who was unable to attend for medical reasons.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and other persons who own more than 10% of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or on written representations that we have received from certain reporting persons that no forms were required for such persons, we believe that during the fiscal year ended December 31, 2005, all filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee of our board of directors has appointed Mayer Hoffman McCann P.C., independent registered public accounting firm, to audit the consolidated financial statements of Matrixx for the fiscal year ending December 31, 2006. Mayer Hoffman McCann P.C. has audited our financial statements since the fiscal year ended December 31, 2002 and has served as our independent registered public accounting firm since November 12, 2002.
     We anticipate that a representative of Mayer Hoffman McCann P.C. will be present at the annual meeting, will have the opportunity to make a statement if he desires, and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Mayer Hoffman McCann P.C. is not required by our Bylaws or applicable law. However, our Board of Directors determined to submit such appointment to our stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.
     UPON THE RECOMMENDATION OF OUR AUDIT COMMITTEE, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF SUCH APPOINTMENT

EXECUTIVE COMPENSATION
     The following table discloses, for the years ended December 31, 2005, 2004 and 2003, compensation paid to our named executive officers, including the President and Chief Executive Officer and the other four most highly compensated executive officers during 2005.

	Long Term Compensation
	Annual Compensation				Awards		Payouts
					Restricted	Securities
					Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus		Award(s)(1)	Options/SARs	Payouts	Compensation(2)
Carl J. Johnson	2005	$425,000	$425,000		$371,875	0	$0	$9,376
President and CEO	2004	$350,000	$350,000		$119,700	50,000	$95,200	$8,780
	2003	$275,000	$205,000		$61,755	35,000	$210,000	$9,051

William J. Hemelt	2005	$225,000	$170,000		$99,000	0	$0	$8,737
Executive Vice President,	2004	$200,000	$100,000		$24,000	45,000	$26,800	$8,383
CFO, and Treasurer	2003	$150,000	$75,000		$11,188	55,000	$57,500	$4,500

Timothy L. Clarot	2005	$190,000	$125,000		$83,600	0	$0	$8,400
Vice President,	2004	$140,000	$100,000		$24,000	50,000	$9,320	$8,200
Research and Development	2003	$100,000	$50,000		$7,464	20,000	$18,250	$3,000

James Marini	2005	$145,000	$300,000	(3)	$63,800	0	$0	$8,400
Vice President, Sales	2004	$130,000	$247,300		$12,000	40,000	$8,800	$8,200
	2003	$120,000	$138,000		$8,950	0	$20,250	$3,600

Michael Voevodsky	2005	$180,000	$120,000		$79,200	0	$0	$8,400
Vice President, Marketing	2004	$160,000	$75,000		$12,000	75,000	$10,720	$4,923

(1)	In February 2006 the Compensation Committee granted to the named executive officers the 2005 restricted stock awards listed in the above table and the performance share awards listed in the Performance Share Awards table on page 11 of this proxy statement. These awards were granted to the named executive officers as part of the named executive officers’ 2005 performance bonuses. The restricted stock awards vest in three years. The number and value (at market) of aggregate restricted shareholdings as of the end of 2005 were: Mr. Johnson – 26,473 shares, $555,954; Mr. Hemelt – 5,666 shares, $119,007; Mr. Clarot – 3,883 shares, $81,543; Mr. Marini – 2,869 shares, $60,270; and Mr. Voevodsky – 1,452 shares, $30,492. These shareholdings do not include the February 2006 restricted stock and performance share awards, as those awards were not outstanding at December 31, 2005.

(2)	The amounts in this column for 2005 consist of matching contributions to the Company’s 401(k) plan: Mr. Johnson – $8,400; Mr. Hemelt – $8,400; Mr. Clarot – $8,400; Mr. Marini – $8,400; and Mr. Voevodsky – $8,400; and reported taxable income under a life insurance plan: Mr. Johnson – $976; and Mr. Hemelt – $337.

(3)	Mr. Marini’s 2005 bonus includes $220,000 for sales commission incentives.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
     The following table provides information on option grants during the year ended December 31, 2005 to the named executive officers:

		Percent of Total Options/
		SARs Granted to Employees
	Number of Securities	in Fiscal Year	Exercise
	Underlying Options/SARs	(1) to Employees in Fiscal	Price (Per	Expiration	Grant Date
	Options/SARs Granted	Year (1)	Share)	Date	Present Value
Carl Johnson	40,000	31%	$10.73	2/7/2012	$235,564 (1)
William Hemelt	20,000	16%	$10.73	2/7/2012	$117,782 (1)
Timothy Clarot	20,000	16%	$10.73	2/7/2012	$117,782 (1)
James Marini	10,000	8%	$10.73	2/7/2012	$ 58,891 (1)
Michael Voevodsky	10,000	8%	$10.73	2/7/2012	$ 58,891 (1)

(1)	The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with SEC rules and regulations and are not intended to forecast future appreciation of our stock price. The options granted on February 7, 2005 had a grant date present value of $5.89 per option. The Black-Scholes model was used with the following assumptions: volatility of 60.97% based on a historical daily average; dividend yield of 0%; risk-free interest rate of 3.67% based on a U.S. Treasury rate of five years; and a five year expected option life.
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES
     The following table provides information on the value realized by the exercise of options by our named executive officers during 2005 and the value of our named executive officers’ unexercised options at December 31, 2005.

			Number Of Securities Underlying		Value of Unexercised In-The
			Unexercised Options/SARs at		-Money Options/ SARs at
			Fiscal Year-End		Fiscal Year-End
	Shares Acquired On	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Carl Johnson	22,000	191,030	189,067	8,333	$1,812,231	$104,579
William Hemelt	0	0	86,701	34,999	$ 865,879	$449,471
Timothy Clarot	0	0	84,034	31,666	$ 799,592	$397,908
James Marini	0	0	68,334	16,666	$ 364,959	$214,491
Mike Voevodsky	0	0	49,367	13,333	$ 428,454	$171,596
PERFORMANCE SHARE AWARDS
     The following table sets forth information with respect to long-term incentive awards granted to the Company’s named executive officers in February 2006. The Compensation Committee granted these awards to the named executive officers as part of the named executive officers’ 2005 performance bonuses (see “Report of the Compensation Committee” below).

			Estimated Future Payouts Under Non-Stock
			Price Based Plans
	Number of		Less than
Name	Shares	Performance Period Until Payout	Target	Target	Maximum
Carl J. Johnson	16,981	2/9/2006 – 12/31/2008	0	16,981	16,981
William J. Hemelt	4,521	2/9/2006 – 12/31/2008	0	4,521	4,521
Timothy L. Clarot	3,818	2/9/2006 – 12/31/2008	0	3,818	3,818
James Marini	2,914	2/9/2006 – 12/31/2008	0	2,914	2,914
Michael Voevodsky	3,617	2/9/2006 – 12/31/2008	0	3,617	3,617
     The performance share awards in the preceding table are payable in early 2009 only if 2008 performance objectives, to be established by the Compensation Committee, are met.
REPORT OF THE COMPENSATION COMMITTEE
     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.
     The Compensation Committee annually reviews the performance and compensation of the President and the Company’s other executive officers. Additionally, the Compensation Committee reviews compensation of outside directors for service on the board and for service on committees of the board, and administers the Company’s stock option plans.
Compensation Program Objectives
     We believe that Matrixx’s compensation programs for its executive officers should reflect the Company’s performance and the value created for its stockholders. In addition, we believe the compensation programs should support the goals and values of the Company and should reward individual contributions to the Company’s success. Specifically, Matrixx’s executive compensation program is intended to:
•	attract and retain the highest caliber executive officers;

•	drive achievement of business strategies and goals;

•	motivate performance in an entrepreneurial, incentive-driven culture;

•	closely align the interests of executive officers with the interests of the Company’s stockholders;

•	promote and maintain high ethical standards and business practices; and

•	reward results and the creation of stockholder value.
Factors Considered in Determining Compensation
     The Compensation Committee makes executive compensation decisions on the basis of total compensation, rather than on separate freestanding components. We attempt to create an integrated total compensation program structured to balance both short and long-term financial and strategic goals. Our compensation should be competitive enough to attract and retain highly skilled individuals. In this regard, each executive officers’ compensation package has three main parts:
•	base salary, which is reviewed annually;

•	performance bonuses, which may be earned annually depending on the Company’s achievement of pre-established goals; and

•	equity compensation, consisting of stock options and restricted stock.
     The Compensation Committee annually reviews each executive officer’s base salary and makes appropriate recommendations to Matrixx’s board of directors. Annual salaries are based on the following factors:
•	Matrixx’s performance for the prior fiscal year and subjective evaluation of each executive’s contribution to that performance;

•	the performance of the particular executive in relation to established goals or strategic plans; and

•	competitive levels of compensation for executive positions based on information drawn from compensation surveys and other relevant information.
     Performance bonuses and equity compensation are awarded based upon the recommendation of the Compensation Committee. Restricted stock is generally granted annually under the Plan and is priced at 100% of the closing price of Matrixx common stock on the date of grant. These grants are made with a view to linking executives’ compensation to the long-term financial success of Matrixx.
     In 2005, the Compensation Committee retained a consultant to assist it in establishing executive compensation levels tailored to the Company and its objectives. The consultant’s recommendations addressed the factors on which the Compensation Committee asked it to focus. The Compensation Committee’s goal was to set executive compensation at a level between the median and the 75th percentile of comparable companies, assuming performance objectives are met.
Chief Executive Officer Compensation
     As President and Chief Executive Officer of the Company, Carl Johnson’s compensation is based on his employment agreement with Matrixx which provides for a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to the Company’s senior executive officers and payments or other benefits he is entitled to receive upon termination of his employment. The Compensation Committee reviews the base salary of Mr. Johnson annually pursuant to the same policies the Committee uses to evaluate the base salaries of its other executive officers. For 2005, his annual base salary was $425,000. In addition, Mr. Johnson received a performance bonus of $425,000 and an award of 33,961 restricted shares. One-half of the restricted shares vest in three years and the other half of the restricted shares vest in early 2009 only if 2008 performance objectives to be established by the Compensation Committee are met (see the Executive Compensation table on page 10 and the Performance Share Awards table on page 11). These grants and awards were based on Matrixx’s outstanding performance in 2005, the achievement of the revenue and earnings goals previously established, and his leadership of the Company. The performance bonus was paid in February 2006 but relates to performance in the 2005 fiscal year.
     The Compensation Committee determined the amount of Mr. Johnson’s base salary and the number of restricted stock shares to be awarded to him after considering the competitive levels of compensation for chief executive officers managing companies of similar size, complexity and performance level, and following a review of Mr. Johnson’s contributions to Matrixx’s business success in 2005 and the conclusion that Mr. Johnson has the vision and executive capabilities to continue to lead the growth of the Company.
Deductibility of Executive Compensation Under Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million for each executive officer named in this Proxy Statement. The $1 million limitation generally does not apply to compensation that is considered performance-based. Non-performance-based compensation paid to Matrixx’s executive officers for the 2005 fiscal year did not exceed the $1 million limit for any employee. We believe that Matrixx’s compensation policy satisfies Section 162(m) of the Internal Revenue Code. As a result, we believe that the compensation paid under this policy is not subject to limits of deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion. Moreover, Matrixx will not be entitled to a deduction with respect to payments that are contingent upon a change of control if such payments are deemed to constitute “excess parachute payments” pursuant to Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section. Such payments will subject the recipients to a 20% excise tax.

Michael Zeher, Chairman
Lori Bush
John Clayton
William Egan
L. White Matthews, III
Edward Walsh
COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION
     No member of the Compensation Committee was an officer or employee of Matrixx or its subsidiary, Zicam, LLC, in the fiscal year ended December 31, 2005, or was formerly such an officer or employee or had any other relationship requiring disclosure hereunder.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth information, as of March 10, 2006, with respect to the number of shares of our common stock beneficially owned by the named executive officers, by individual directors, by all directors and officers as a group, and by persons known by Matrixx to beneficially own more than 5% of our outstanding common stock. The address of all persons (unless otherwise noted in the footnotes below) is Matrixx Initiatives, Inc. at 4742 North 24th Street, Suite 455, Phoenix, Arizona 85016. The indicated percentages are based upon the number of shares of our common stock outstanding as of March 10, 2006, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of that date.

			Percent of
Name of Beneficial	Number of		Common Stock
Owner and Address	Shares		Owned
Next Century Growth Investors	1,051,100	(1)	10.8%
Lori Bush	27,000	(2)	*
Timothy Clarot	102,218	(3)	1.0%
John Clayton	8,200	(4)	*
Sam Cowley	8,000	(5)	*
William Egan	58,000	(6)	*
Edward Faber	48,000	(7)	*
William Hemelt	129,841	(8)	1.3%
Carl Johnson	243,334	(9)	2.4%
James Marini	56,792	(10)	*
L. White Matthews, III	38,000	(11)	*
Michael Voevodsky	59,185	(12)	*
Edward Walsh	48,600	(13)	*
Michael Zeher	27,000	(14)	*

All executive officers and directors	882,327		8.5%
as a group

*	Represents less than 1% of our outstanding common stock.

(1)	Next Century Growth Investors, LLC, 5500 Wayzata Blvd., Suite 1275, Minneapolis, MN 55416

(2)	Includes 7,000 restricted shares and options to purchase 10,000 shares at $12.30 and 10,000 shares at $11.50.

(3)	Includes 10,918 restricted shares and options to purchase 20,000 shares at $9.63, 700 shares at $8.50, 20,000 shares at $8.45, 20,000 shares at $17.90, 10,000 shares at $8.13, and 20,000 shares at $10.73.

(4)	Includes 7,000 restricted shares.

(5)	Includes 7,000 restricted shares.

(6)	Includes 7,000 restricted shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(7)	Includes 7,100 restricted stock shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(8)	Includes 13,808 restricted stock shares and options to purchase 1,700 shares at $8.50, 25,000 shares at $8.45, 20,000 shares at $7.96, 20,000 shares at $17.90, 8,333 shares at $8.13, and 20,000 shares at $10.73.

(9)	Includes 55,435 restricted shares and options to purchase 36,500 shares at $7.83, 25,000 shares at $9.63, 4,400 shares at $8.50, 25,000 shares at $8.45, 50,000 shares at $17.90, and 40,000 shares at $10.73.

(10)	Includes 8,096 restricted shares and options to purchase 9,000 shares at $6.90, 700 shares at $8.50, 20,000 shares at $17.90, 6,667 shares at $8.13, and 10,000 shares at $10.73.

(11)	Includes 7,000 restricted shares and options to purchase 10,000 shares at $7.29, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(12)	Includes 8,685 restricted shares and options to purchase 50,000 shares at $17.90.

(13)	Includes 7,000 restricted shares and options to purchase 10,000 shares at $7.20, 10,000 shares at $8.59, 10,000 shares at $18.02, and 10,000 shares at $11.50.

(14)	Includes 7,000 restricted shares and options to purchase 10,000 shares at $18.02, 10,000 shares at $11.50.
AGREEMENTS WITH CERTAIN OFFICERS
     We have entered into an employment agreement with Carl J. Johnson, our President and Chief Executive Officer, which became effective in July 2001 when Mr. Johnson first joined Matrixx and which was amended in 2002. Mr. Johnson’s employment agreement provides for an initial three-year term, with an automatic annual renewal of the agreement following the expiration of such initial term unless and until the board or Mr. Johnson elects not to renew the agreement.
     Mr. Johnson’s employment agreement specifies certain financial arrangements that we will provide in the event that Mr. Johnson’s employment is terminated without cause, as well as upon certain events involving a change in control of Matrixx. If we terminate Mr. Johnson without cause or if he voluntarily resigns for certain specified “good reasons”, he will be entitled to receive, over a subsequent period equal to one year or the remaining term of the agreement, whichever is longer, semi-monthly payments which, when annualized, would be equal to his annual base salary in effect at the time of his termination, plus an amount equal to the average of the annual incentive bonus payments paid to Mr. Johnson in the two fiscal years preceding the fiscal year in which he was terminated. Mr. Johnson will also be entitled to exercise all unexercised stock options related to his original grant of 75,000 options, whether or not such options have vested at the time of his termination. In the event that Mr. Johnson’s employment is terminated in connection with a change in control of Matrixx, Mr. Johnson will be entitled to the same benefits described above, except that in lieu of an amount equal to his base salary plus his average annual incentive bonus paid over a 12-month or possibly longer term, Mr. Johnson would be entitled to receive a lump sum payment equal to two times his base salary in effect in the fiscal year immediately prior to the fiscal year in which the change of control occurs, plus an amount equal to the average of the annual incentive bonus payments paid to him in the two fiscal years preceding the fiscal year in which the change of control occurs.
     The agreement contains provisions that restrict Mr. Johnson, during the term of his employment and for a period of one year following his voluntary or involuntary termination, from directly or indirectly competing with Matrixx or soliciting Matrixx’s employees or customers.
     Additionally, in March of 2006, we entered into change of control agreements with each of the Company’s executive officers, including William J. Hemelt, Timothy L. Clarot, Michael Voevodsky, and James A. Marini. Each executive’s agreement continues in effect as long as he or she remains employed by the Company.
     Each agreement provides that if, within one year following a change of control of the Company, the executive’s employment is terminated by the Company (or any successor) other than for cause and other than based on the executive’s death or disability, or is terminated by the executive for good reason (as the terms “change of control,” “cause,” “disability” and “good reason” are defined in the agreement), the Company (or its successor) will pay the executive an amount equal to the sum of (a) the executive’s base salary and (b) the average of the annual cash incentive bonuses paid to the executive for the prior two fiscal years. Each agreement also entitles the executive to continued participation in the Company’s group health plan coverage under COBRA for a period of 18 months after a qualifying termination of employment, during which time the Company will pay the portion of the employer’s share of the cost of the executive’s premium.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     No director or executive officer of the Company or stockholder owning greater than 5% of the Company’s common stock had any relationship with the Company requiring additional disclosure hereunder.
PERFORMANCE GRAPH
     The line graph below and the following performance table each compare the cumulative total stockholder return on our common stock, based on its market price, with the cumulative total stockholder return of the Nasdaq Stock Market Index and the Russell 2000 Growth Index. The comparisons utilize an investment of $100 on December 29, 2000.
PERFORMANCE TABLE

Date	Matrixx	Nasdaq	Russell 2000 Growth
12/29/00	100.00	100.00	100.00
12/31/01	102.22	79.32	90.45
12/31/02	117.78	54.84	62.69
12/31/03	262.81	81.99	92.51
12/31/04	171.26	89.22	105.30
12/30/05	311.11	91.12	109.12
     The Nasdaq Stock Market Index comprises all domestic shares traded on the Nasdaq National Market and the Nasdaq SmallCap Market, excluding preferreds, rights and warrants. The Russell 2000 Growth Index is a growth industry index that measures the performance of the 2,000 smallest companies in the Russell 3000 Index with the highest, proportionately weighted, growth characteristics including higher price-to-book ratios and forecasted growth values.
REPORT OF THE AUDIT COMMITTEE
     The following report concerns the Audit Committee’s activities regarding oversight of our financial reporting and auditing process and does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

     The Audit Committee of the board of directors has furnished the following report for the twelve-month period ended December 31, 2005.
     The Audit Committee has reviewed Matrixx’s audited financial statements for the year ended December 31, 2005 and has met with both management and Mayer Hoffman McCann P.C., Matrixx’s independent auditors, to discuss the financial statements. Management has represented to us that the financial statements were prepared in accordance with generally accepted accounting principles. We have received from and discussed with Mayer Hoffman McCann the written disclosure and matters required to be discussed by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). These items relate to that firm’s independence from Matrixx. We have also discussed with Mayer Hoffman McCann the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 89 and No. 90.
     Based upon the review and discussions described above, the Audit Committee recommended to the board of directors that Matrixx’s audited financial statements for the fiscal year ended December 31, 2005 be included in Matrixx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.
L. White Matthews, III, Chairman
Samuel Cowley
Edward Faber
Edward Walsh
Michael Zeher
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     We presently contemplate that Mayer Hoffman McCann will be retained as our principal accounting firm throughout the fiscal year ending December 31, 2006. We anticipate that a representative of Mayer Hoffman McCann will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the firm will be afforded an opportunity to make a statement if the firm so desires. The firm’s representative will also be available to respond to appropriate questions.
     Mayer Hoffman McCann has advised us that no member of that firm has any financial interest, either direct or indirect, in the Company or our subsidiary, Zicam, LLC and it has no connection with the Company or our subsidiary in any capacity other than that of our independent public accountants.
Fees Paid to Mayer Hoffman McCann
     The following table shows the fees paid or accrued by Matrixx for the audit and other services provided by the Company’s accountants for the fiscal years ended December 31, 2005 and 2004:

	2005	2004
Audit Fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q	$164,200	$165,700

Audit-Related Fees(1)	8,540	22,900

Tax Fees(2)	27,825	38,400

All Other Fees(3)	2,710	28,000

Total	$203,725	$255,000

(1)	Includes accounting and financial reporting services related to Matrixx’s registration statements filed under the Securities Act of 1933, as amended, and attendance at Audit Committee meetings.

(2)	Includes tax compliance, advice and planning.

(3)	Includes regulatory advisory services.

     All services described above were approved by the Audit Committee.
     The Audit Committee has considered and decided that the provisions of the non-audit services referred to in the “Other Services Fees” portion of the above table (including the footnote thereto) are compatible with maintaining the independence of the Company’s auditors.
Policy on Audit Committee Pre-Approval
     The Audit Committee pre-approves each audit service and non-audit service to be provided by the Company’s independent public accountants. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve audit and non-audit services to be performed by the independent public accountants if the services are not expected to cost more than $50,000. The Chairman must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All of the services performed by Mayer Hoffman McCann P.C. for the Company in 2005 were pre-approved by the Audit Committee or the Chairman of the Audit Committee.
PROPOSALS BY STOCKHOLDERS
     Any stockholder desiring to have a proposal included in our proxy statement for our 2007 Annual Meeting of Stockholders, including a director nominee recommendation, must deliver such proposal (which must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934) to our principal executive offices no later than December 8, 2006 and must otherwise comply with the applicable provisions of Matrixx’s Bylaws. The Secretary will forward all director nominee recommendations to the Corporate Governance and Nominating Committee for its review. If a stockholder submits a proposal after the close of business on February 21, 2007, the Company’s proxy holders will be allowed to use their discretionary voting authority to vote against the proposal when and if the proposal is raised at the 2007 Annual Meeting.
OTHER MATTERS
     Our board of directors is not presently aware of any matter to be presented at the Annual Meeting other than those described in this Proxy Statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card on such matters in accordance with their judgment.
ANNUAL REPORT
     A copy of our 2005 Annual Report to Stockholders which includes our financial statements for the fiscal year ended December 31, 2005, was mailed with this Notice and Proxy Statement on or about April 7, 2006 to all stockholders of record on the Record Date. We will provide our complete Annual Report on Form 10-K at no charge to any requesting person.
MATRIXX INITIATIVES, INC.
Lynn A. Romero
Vice President, Administration Secretary
Phoenix, Arizona
April 07, 2006

MATRIXX INITIATIVES, INC.
ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2006
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby constitutes and appoints CARL J. JOHNSON and WILLIAM J. HEMELT, and each of them individually, with full power of substitution, the true and lawful attorney and proxy of the undersigned, to attend the annual meeting of the stockholders of MATRIXX INITIATIVES, INC. (the “Company”) to be held at the Ritz Carlton, Phoenix, Arizona, on May 11, 2006 at 10:00 a.m. (local time), and any adjournment thereof, and to vote the shares of common stock of the Company standing in the name of the undersigned, as directed below, with all the powers the undersigned would possess if personally present at the meeting.
Proposal No. 1: To elect four directors to the Company’s Board of Directors to serve for their elected term or until their successors are elected.

Nominees:	John M. Clayton, Samuel C. Cowley, Edward E. Faber, and L. White Matthews, III

VOTE for all nominees except those whose names are written on the line provided below (if any).

VOTE WITHHELD on all nominees

Proposal No. 2: To ratify the appointment of Mayer Hoffman McCann P.C. as the independent registered public accounting firm of Matrixx for the fiscal year ending December 31, 2006.

VOTE FOR

VOTE AGAINST

VOTE WITHHELD

PLEASE PROMPTLY DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.
This proxy will be voted in accordance with the directions indicated herein. If no specific directions are given, this proxy will be voted FOR Proposal No. 1 and Proposal No. 2 and, with respect to any other business as may properly come before the meeting, in accordance with the discretion of the proxies.
     DATED:                                         , 2006

(Signature)

(Signature)

When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both joint tenants sign.